UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

BioFuel Energy Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1600 Broadway, Suite 2200 Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On July 15, 2010, Ernest J. Sampias was elected to the Board of Directors of BioFuel Energy Corp. (“Company”) to serve as an independent director.  Mr. Sampias will also serve as Chairman of the Audit Committee of the Board.  Mr. Sampias will be compensated as a non-employee Director in accordance with the Company’s Director compensation policy.

Mr. Sampias’ professional experience includes financial and leadership roles for both private and public companies within the information technologies, telecommunications, and directories industries.  Most recently, from 2007 to 2009, he served as Chief Financial Officer for Sensis Pty Ltd, a consumer directory business headquartered in Melbourne, Australia. Prior to that he was Chief Financial Officer for SpectraLink Corporation, McData Corporation, US West Dex, Local Matters, Inc., and Convergent Communications. Mr. Sampias also serves on the Board of Directors of Xyratex Ltd, a publicly-held data storage company.  Mr. Sampias graduated from Indiana University with a Bachelors of Science degree in Business with distinction, and holds a Masters of Taxation degree from DePaul University in Chicago. He is a Certified Public Accountant and a member of the Financial Executives Institute and American

Item 9.01.              Financial Statements and Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: July 15, 2010	By:	/s/ Scott Pearce
	Name:	Scott H. Pearce
	Title:	President and Chief Executive Officer

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